EXHIBIT 10.3
GMP AMENDMENT NUMBER 17
     This Separate GMP Amendment is executed this 4th day of February, 2008, by Gaylord National, LLC (“Owner”) and Perini Tompkins Joint Venture (“Construction Manager”) pursuant to the Agreement dated May 9, 2005 (“Agreement”) executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.
1.	Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price (“GMP”) for the Work to be performed on the Project (including all Work under this GMP Amendment Number 17 and all Work previously authorized pursuant to GMP Amendments shall be $737,656,945 and that the GMP is accounted as follows: (a) the Preconstruction Services equals $350,000, (b) the Construction Manager’s Lump Sum General Conditions equals $24,459,680, (c) the Cost of the Work equals $675,131,901, (d) the Construction Manager’s Fee equals $21,525,860, (e) Contingency equals $15,938,947, (f) the Mock-up Room Cost of Work equals $250,557.

OWNER	CONSTRUCTION MANAGER
GAYLORD NATIONAL, LLC	PERINI TOMPKINS JOINT VENTURE
By: Gaylord Hotels, Inc. sole member

By:	/s/ David C. Kloeppel	By:	/s/ Gary Sapowski
	David C. Kloeppel		Gary Sapowski
Title:	Vice-President	Title:	Sr. VP